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                                                                  EXHIBIT 99.1

EXACT SCIENCES                                                   Press Release

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION:

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MEDIA:                          MEDIA:                             INVESTOR RELATIONS:
Mary Johnson                    Bob Rochelle                       Amy Hedison
Fleishman-Hillard               EXACT Sciences                     EXACT Sciences
P: (617) 267-9700, ext. 310     P: (978) 897-2800,ext. 260         P: (978) 897-2800, ext. 252
E: johnsonm@fleishman.com       E: brochelle@exactsciences.com     E: ahedison@exactsciences.com

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                 EXACT SCIENCES TO HOST CONFERENCE CALL ON FIRST
                     QUARTER 2001 RESULTS ON APRIL 25, 2001

         MAYNARD, MASS. - APRIL 18, 2001 - EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call on its first quarter 2001 financial and operating results at 8:30 a.m. EDT on Wednesday, April 25, 2001. A live Webcast of the conference call and a replay also will be available at www.exactsciences.com. The conference call, replay and Webcast are open to all interested parties.

         EXACT Sciences will announce its first quarter 2001 financial and operating results on Wednesday, April 25, 2001, prior to the conference call.

         Information for the call is as follows:
         Domestic callers: 877-692-2587
         International callers: 973-628-9554

A replay of the conference call will be available for 48 hours beginning one hour after the completion of the conference call. Information for the replay is as follows:

         Domestic callers: 877-519-4471
         International callers: 973-341-3080
         PIN #: 2552053

ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com. Information on EXACT Sciences also is available at 866-IR4-EXAS.

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